                                                                    EXHIBIT 3.02

                          AMENDED AND RESTATED BYLAWS


                        United Stated Filter Corporation
                            (a Delaware corporation)

                                   ARTICLE I

                                    Offices

     SECTION 1.01 Registered Office. The registered office of United States
                  -----------------
Filter Corporation (hereinafter called the Corporation) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

     SECTION 1.02 Other Offices. The Corporation may also have an office or
                  -------------
offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

     SECTION 2.01 Annual Meetings. Annual meetings of the stockholders of the
                  ---------------
Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

     SECTION 2.02 Special Meeting. A special meeting of the stockholders for the
                  ---------------
transaction of any proper business may only be called in accordance with the provisions of the Certificate of Incorporation.

     SECTION 2.03 Place of Meetings. All meetings of the stockholders shall be
                  -----------------
held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

     SECTION 2.04 Notice of Meeting. Except as otherwise required by law, notice
                  -----------------
of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10)
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nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 2.05 Quorum. Except as provided by law, the holders of record of a
                  ------
majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 2.06 Voting.
                  ------

     (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each

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share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

          (i) on the date fixed pursuant to Section 2.10 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

          (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

     (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

     (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all

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matters, except as otherwise provided in the Certificate of Incorporation, in these bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

     SECTION 2.07 List of Stockholders. The Secretary of the Corporation shall
                  --------------------
prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (1O) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.08 Judges. If at any meeting of the stockholders a vote by
                  ------
written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

                                       4
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     SECTION 2.09 No Action By Consent of Stockholders. No action may be taken
                  ------------------------------------
by written consent of the stockholders.

     SECTION 2.10 Fixing Date for Determination of Stockholders. In order that
                  ---------------------------------------------
the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action. the Board may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders of the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 2.11 Stockholder Proposals at Annual Meetings.
                  ----------------------------------------

     (a) Business may be properly brought before an annual meeting by a stockholder only upon the stockholder's timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally scheduled; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be made timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.11, any adjournment(s) or postponement(s) of the original meeting shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled. A stockholder's notice to the Secretary

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shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding the foregoing, nothing in this Section 2.11 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board.

     (b) The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2.12 Notice of Shareholder Nominees.
                  ------------------------------

     (a) Nomination of persons for election to the Board of the Corporation shall be made only at a meeting of stockholders and only (1) by or at the direction of the Board or (2) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' written notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this
Section 2.12, any adjournment(s) or postponement(s) of the original meeting shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice which as timely for the meeting on the date originally scheduled. Such

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stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. Notwithstanding the foregoing, nothing in this Section 2.12 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board.

     (b) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.12, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE III

                               Board of Directors

     SECTION 3.01 General Powers. The property, business and affairs of the
                  --------------
Corporation shall be managed by the Board.

     SECTION 3.02 Number and Term of Office. The number of directors shall be
                  -------------------------
such number as may be fixed from time to time by resolution of the Board, subject to the provisions of the Certificate of Incorporation. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.03 Election of Directors. The directors shall be elected annually
                  ---------------------
by the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

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     SECTION 3.04 Resignations. Any director of the Corporation may resign at
                  ------------
any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.05 Vacancies. Except as otherwise provided in the Certificate of
                  ---------
Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.06 Place of Meetings, Etc. The Board may hold any of its meetings
                  ----------------------
at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 3.07 First Meeting. The Board shall meet as soon as practicable
                  -------------
after each annual election of directors and notice of such first meeting shall not be required.

     SECTION 3.08 Regular Meetings. Regular meetings of the Board may be held at
                  ----------------
such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     SECTION 3.09 Special Meeting. Special meetings of the Board shall be held
                  ---------------
whenever called by the President or a majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each

                                       8
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such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 3.10 Quorum and Manner of Acting. Except as otherwise provided in
                  ---------------------------
these Bylaws, the Certificate of Incorporation or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

     SECTION 3.11 Action by Consent.  Any action required or permitted to be
                  -----------------
taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 3.12 Removal of Directors. Subject to the provisions of the
                  --------------------
Certificate of Incorporation, any director may be removed at any time, either with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the Corporation given at a special meeting of stockholders called for the purpose.

     SECTION 3.13 Compensation. The directors shall receive only such
                  ------------
compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the

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payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

     SECTION 3.14 Committees. The Board may, by resolution passed by a majority
                  ----------
of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE IV

                                    Officers

     SECTION 4.01 Number. The officers of the Corporation shall be a President,
                  ------
one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Chief Financial Officer and a Treasurer.

     SECTION 4.02 Election Term of Office and Qualifications.  The officers of
                  ------------------------------------------
the Corporation, except such officers as may be appointed in accordance with
Section 4.03, shall be elected annually by the Board at the first meeting thereof held after the election thereof. Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation or removal in the manner hereinafter provided.

     SECTION 4.03 Assistants, Agents and Employees, Etc. In addition to the
                  -------------------------------------
officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and

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perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

     SECTION 4.04 Removal. Any officer, assistant, agent or employee of the
                  -------
Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee. by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

     SECTION 4.05 Resignations. Any officer or assistant may resign at any time
                  ------------
by giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.06 Vacancies. A vacancy in any office because of death,
                  ---------
resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

     SECTION 4.07.   Chairman of the Board.  The Chairman of the Board shall
                     ---------------------
preside at all meetings of the shareholders and of the Board of Directors. If the Chairman of the Board shall be the Chief Executive Officer, the Chairman of the Board also shall have the powers and perform the duties of the Chief Executive Officer. If the Chairman of the Board shall be the President, the Chairman of the Board also shall have the powers and perform the duties of the Chief Operating Officer, unless the Board of Directors shall at any time specify by resolution that another officer shall be the Chief Operating Officer. If the Chairman of the Board shall not be the Chief Executive Officer or the President, the Chairman of the Board shall have such other powers and perform such other duties as shall from time to time be specified by the Board of Directors.

     SECTION 4.08.   Chief Executive Officer.  The Chairman of the Board of the
                     -----------------------
Corporation shall be the Chief Executive

Officer of the Corporation unless the Board of Directors shall at any time specify by resolution that the President, rather than the Chairman of the Board, shall be the Chief Executive Officer of the Corporation. The officer so designated shall be the Chief Executive Officer until otherwise specified by the Board. The Chief Executive Officer shall be the chief executive officer and general manager of the Corporation and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors. In the absence of the Chairman of the Board, or if the Chief Executive Officer is also the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and of the Board of Directors.

     SECTION 4.09.   President.  If the President shall be the Chief Executive
                     ---------
Officer, the President shall have the powers and perform the duties of the Chief
Executive Officer.   If the President shall be the Chief Operating Officer, the
President shall have the powers and perform the duties of the Chief Operating
Officer.   If the President shall not be either the Chief Executive Officer or the Chief Operating Officer, the President shall have such other powers and perform such other duties as shall from time to time be specified by the Board of Directors.

     SECTION 4.10.  Chief Operating Officer. The President of the Corporation
                    -----------------------
shall be the Chief Operating Officer of the Corporation unless the Board of Directors shall at any time specify by resolution that another officer, rather than the President, shall be the Chief Operating Officer of the Corporation. The officer so designated shall be the Chief Operating Officer until otherwise specified by the Board. The Chief Operating Officer shall have general and active management and supervision of the operations and properties of the Corporation and shall have such other powers and perform such other duties as shall from time to time be specified by the Board of Directors or delegated to the Chief Operating Officer by the Chief Executive Officer.

     SECTION 4.11 The Vice President. Each Vice President shall have such powers
                  ------------------
and perform such duties as the Board may from time to time prescribe. At the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

     SECTION 4.12 Chief Financial Officer. The Chief Financial Officer shall
                  -----------------------
supervise, have custody of, and be responsible for all funds and securities of the Corporation. The Chief Financial Officer shall deposit all such funds in the name of the Corporation in such banks' trust companies or other depositories as shall be selected by the Board or in accordance with authority delegated by the Board. The Chief Financial Officer shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. The Chief Financial Officer shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. The Chief Financial Officer shall, in general, perform all other duties and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board.

     SECTION 4.13 The Secretary. The Secretary shall, if present, record the
                  -------------
proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; he shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board.

     SECTION 4.14 The Treasurer. The Treasurer shall have such powers and
                  -------------
perform such duties as the Board may from time to time prescribe. Unless otherwise provided by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

     SECTION 4.15 Compensation. The compensation of the officers of the
                  ------------
Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary

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corporation, in any other capacity and receiving proper compensation therefor.

                                   ARTICLE V

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

     SECTION 5.01 Execution of Contracts. The Board, except as in these Bylaws
                  ----------------------
otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     SECTION 5.02 Checks, Drafts. Etc. All checks, drafts or other orders for
                  -------------------
payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

     SECTION 5.03 Deposits. All funds of the Corporation not otherwise employed
                  --------
shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board or designated by the President) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

     SECTION 5.04 General and Special Bank Accounts. The Board may from time to
                  ---------------------------------
time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                           Shares and Their Transfer

     SECTION 6.01 Certificate for Stock. Every owner of stock of the Corporation
                  ---------------------
shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange, or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing shall have been so cancelled, except in cases provided for in Section 6.04.

     Section 6.02  Transfers of Stock.  Transfers of shares of stock of the
                   ------------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     Section 6.03  Regulations.  The Board may make such rules and regulations
                   -----------
as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     Section 6.04  Lost, Stolen, Destroyed, and Mutilated Certificates.  In any
                   ---------------------------------------------------
case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

                                  ARTICLE VII

               INDEMNITY OF DIRECTORS, OFFICERS AND OTHER PERSONS

     SECTION 7.01 Right to Indemnification. Each person who was or is made a
                  ------------------------
party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, being or having been such a director or officer, he or she or a person of whom he or she is a legal representative, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, or agent or in any other capacity while serving as a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the Delaware General Corporation Law, public policy, or other applicable law (including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. The right to indemnification granted in this Section 7.01 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined (including the final resolution of any suit brought pursuant to Section 7.02) that such director or officer is not entitled to be indemnified under this Section 7.01 or otherwise. The indemnification granted in this Section 7.01 shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that expect as provided in Section 7.02 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     SECTION 7.02 Right of Claimant to Bring Suit. If a claim under Section 7.01
                  -------------------------------
of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, upon tender of any required undertaking) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification shall be a defense to the action or create a presumption that the claimant is not so entitled. If an action is brought pursuant to this Section a final nonappealable order in such action shall constitute the ultimate determination of the claimant's right to indemnification.

     SECTION 7.03 Nonexclusively of Rights. The right to indemnification and the
                  ------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any person may or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval by the stockholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide a claimant with the broadest but nonduplicative indemnity to which he or she is entitled.

     SECTION 7.04 Insurance, Contracts, and Funding. The Corporation may
                  ---------------------------------
maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law. The Corporation may enter into contracts granting indemnity to any director or officer of the Corporation and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to secure or ensure the payment of such amounts as may be necessary to effect indemnification.

     SECTION 7.05 Indemnification of Employees and Agents of the Corporation.
                  ----------------------------------------------------------
The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with respect to the indemnification and advancement of expenses or directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

     SECTION 7.06 Partial Indemnification. It a claimant is entitled to
                  -----------------------
indemnification by the Corporation for some or a portion of expenses, liabilities, or losses actually and reasonably incurred by claimant in an investigation, defense, appeal, or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify claimant for the portion of such expenses, liabilities, or losses to which claimant is entitled.

     SECTION 7.07 Successors and Assigns. All obligations of the Corporation to
                  ----------------------
indemnify any director or officer shall be (i) binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and
(ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives, and estate of the director or officer.

     SECTION 7.08 Severability. In the event that any provision of this Article
                  ------------
is determined by a court to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article shall remain in full force and effect.

                                  ARTICLE VIII

                                 Miscellaneous

     SECTION 8.01 Seal. The Board shall provide a corporate seal, which shall be
                  ----
in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

     SECTION 8.02 Waiver of Notices. Whenever notice is required to be given by
                  -----------------
these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     SECTION 8.03 Amendments. Except as otherwise provided herein or in the
                  ----------
Certificate of Incorporation, these Bylaws, or any of them. may be altered, amended or repealed, and new Bylaws may be adopted, (i) by the stockholders, at any annual meeting of stockholders. or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of meeting, or (ii) by the Board. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

     SECTION 8.04 Representation of Other Corporations. The President, any Vice
                  ------------------------------------
President or the Secretary of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.